Exhibit 10.78

Ingevity Corporation
Incentive Compensation Awards (for 2025)
Executive Team
(Service-Based Cash)
TERMS AND CONDITIONS
1.Terms and Conditions: This service-based cash award is made under the Ingevity Corporation 2016 Omnibus Incentive Plan (the “Plan”) and is subject in all respects to the terms of the Plan. All terms of the Plan are hereby incorporated into these terms and conditions (the “Terms and Conditions”) by reference. In the event of a conflict between one or more provisions of these Terms and Conditions and one or more provisions of the Plan, the provisions of the Plan shall govern; provided that the terms of any written individual Agreement between the Company and a Grantee approved by the Committee shall supersede these Terms and Conditions so long as the Agreement is consistent with the Plan. Each capitalized term not defined herein has the meaning assigned to such term in the Plan.
2.Confirmation of Grant: Effective as of January 1, 2025 (the “Award Date”), Ingevity Corporation (the “Company”) granted the individual whose name is set forth in the notice of grant (the “Grantee”) a service-based cash award in an amount equal to the cash value set forth in the Grantee’s notice of grant (the “Incentive Compensation Award”). By accepting the Incentive Compensation Award, the Grantee acknowledges and agrees that the Incentive Compensation Award is subject to these Terms and Conditions and the terms of the Plan.
3.Automatic Forfeiture: The Incentive Compensation Award (including any portion of the Incentive Compensation Award that has vested but not yet been paid) will automatically be forfeited and all rights of the Grantee to the Incentive Compensation Award shall terminate under any of the following circumstances:
a.The Grantee’s employment is terminated by the Company for Cause.
b.The Grantee breaches any restrictive covenant set forth on the attached Exhibit A or in any restrictive covenants agreement between the Grantee and the Company or an affiliate.
c.The Committee requires recoupment of the Incentive Compensation Award in accordance with any recoupment policy adopted or amended by the Company from time to time.
4.Restrictive Covenants: By accepting the Incentive Compensation Award, the Grantee agrees to comply with the confidentiality, non-solicitation and non-competition covenants set forth on the attached Exhibit A. If the Grantee has a written restrictive covenants agreement with the Company or one of its affiliates, the Grantee also agrees to continue to comply with the obligations under such Restrictive Covenants Agreement as a condition of grant of the Incentive Compensation Award.
5.Transferability. The Incentive Compensation Award may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed.
6.Vesting: The Incentive Compensation Award shall vest on the fifteen (15) month anniversary of the Award Date, provided that the Grantee continues to be employed by the Company through such anniversary. Except as otherwise provided in Section 7 below, if the Grantee terminates employment prior to such anniversary, the Incentive Compensation Award shall be forfeited and all rights of the Grantee to the Incentive Compensation Award shall terminate. The date such Incentive Compensation Award vests pursuant to this Section 6 or, if earlier, Section 7 below, is referred to herein as the “Vesting Date.”
7.Termination of Employment: If, following the Award Date and prior to the fifteen (15) month anniversary of the Award Date, the Grantee’s employment is terminated by reason of death or Disability (as

Exhibit 10.78

Ingevity Corporation
Incentive Compensation Awards (for 2025)
Executive Team
(Service-Based Cash)
defined below), and the other events or circumstances outlined in Section 3 do not occur or exist, as applicable, then (A) a portion of the Incentive Compensation Award shall vest upon such termination equal to the product of (I) the Incentive Compensation Award multiplied by (II) a fraction, the numerator of which is the number of completed full months from the Award Date to the date of the Grantee’s termination of employment, and the denominator of which is fifteen (15), and (B) any remaining portion of the Incentive Compensation Award shall be forfeited. If, following the Award Date and prior to the fifteen (15) month anniversary of the Award Date, the Grantee’s employment is involuntarily terminated by the Company without Cause, and the other events or circumstances outlined in Section 3 do not occur or exist, as applicable, then 100% of the Incentive Compensation Award shall vest upon such termination and none of the Incentive Compensation Award shall be forfeited. The vested portion of the Incentive Compensation Award shall be paid as described in Section 10 below. For purposes of this Award, “Disability” means permanently and totally disabled under the terms of the Company’s qualified retirement plans.
8.Leave of Absence: In the event that a Grantee is on an approved leave of absence, the Grantee’s Incentive Compensation Award shall continue to vest in accordance with these Terms and Conditions during his or her leave of absence, subject to the Committee’s discretion.
9.Change in Control: In the event of a Change in Control, Section 14 of the Plan shall control and Section 14 of the Plan shall supersede Sections 6 and 7 of these Terms and Conditions; provided, however, in the event that, following a Change in Control in which the Incentive Compensation Award is assumed, the Grantee’s employment is terminated by reason of the Grantee’s death or Disability, the Incentive Compensation Award shall vest in full and be paid as provided in Section 10 of these Terms and Conditions. For purposes of Section 14 of the Plan, Sections 14.2(a) and (c), 14.3 and 14.4 shall be deemed to include the Incentive Compensation Award; provided, further that the Incentive Compensation Awards shall be treated the same as a then-outstanding Stock Award for purposes of Section 14(b)(i) of the Plan and shall vest in full and be paid as provided in Section 10 of these Terms and Conditions.
10.Payment: The Incentive Compensation Award shall be paid in cash. The Incentive Compensation Award shall be paid as soon as practicable after the applicable Vesting Date (including without limitation for this purpose vesting upon the Grantee’s termination of employment as provided in Section 7 and Section 9), but in no event later than 30 days after the applicable Vesting Date, as determined by the Company. Notwithstanding the foregoing, to the extent that the Incentive Compensation Award is subject to Section 409A of the Internal Revenue Code, all such payments shall be made in compliance with the requirements of Section 409A of the Internal Revenue Code, including application of the six month settlement delay for any specified employee (as defined in Section 409A of the Internal Revenue Code) in the event of vesting as a result of a separation from service (as defined in Section 409A of the Internal Revenue Code).
11.Tax Withholding: Regardless of any action the Company or its affiliate takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (the “Tax Related Items”), the Grantee acknowledges that the ultimate liability for all Tax Related Items legally due by the Grantee is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or its affiliate. The Grantee further acknowledges that the Company and its affiliates (including the Grantee’s employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Incentive Compensation Award, including the grant of the Incentive Compensation Awards, and the receipt of any cash payment in connection with the Incentive Compensation Award; and (ii) do not commit to and are under no obligation to structure the terms of the Incentive Compensation Awards any aspect of the Incentive Compensation Awards to reduce or eliminate the Grantee’s liability for Tax Related Items or achieve any particular tax result. The Grantee acknowledges and agrees that all of a portion of any tax withholding obligations arising relating to the

Exhibit 10.78

Ingevity Corporation
Incentive Compensation Awards (for 2025)
Executive Team
(Service-Based Cash)
Incentive Compensation Awards may be satisfied by the Company withholding a sufficient portion of the cash otherwise payable in satisfaction of the Incentive Compensation Award.
12.No Right to Continued Employment: Unless otherwise prohibited by local law, the Grantee understands and agrees that these Terms and Conditions do not impact the right of the Company or any of its affiliates employing the Grantee to terminate or change the terms of the Grantee’s employment at any time for any reason, with or without cause.
13.Captions: Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of these Terms and Conditions.
14.Severability: In the event that any provision in these Terms and Conditions shall be held invalid or unenforceable for any reason, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of these Terms and Conditions.

Exhibit 10.78

Ingevity Corporation
Incentive Compensation Awards (for 2025)
Executive Team
(Service-Based Cash)
Exhibit A
Restrictive Covenants
By accepting this Incentive Compensation Award, the Grantee agrees to comply with the following terms:
Confidential Information
(a)For purposes of these Terms and Conditions, the term “Confidential Information” shall mean information that the Company or any of its affiliates owns or possesses, that the Company or its affiliates have developed at significant expense and effort, that they use or that is potentially useful in the business of the Company or its affiliates, that the Company or its affiliates treat as proprietary, private or confidential, and that is not generally known to the public. Confidential Information includes, but is not limited to, information that qualifies as a trade secret under applicable law. The Grantee acknowledges that the Grantee’s relationship with the Company is one of confidence and trust such that the Grantee has in the past been, and may in the future be, privy to Confidential Information of the Company or its affiliates.
(b)The Grantee hereby covenants and agrees at all times during employment with the Company and its affiliates and thereafter to hold in strictest confidence, and not to use, any Confidential Information, except for the benefit of the Company, and not to disclose any Confidential Information to any person or entity without written authorization of the Company, except as otherwise required by law.

Non-Solicitation

(a)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates, and during the 12 month period following the Grantee’s termination of employment for any reason (the “Restricted Period”), the Grantee shall not, directly or indirectly, (i) solicit, hire or attempt to hire any employee of the Company or any of its affiliates as an employee, consultant or independent contractor of the Grantee or any other person or business entity for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, or (ii) solicit any employee, consultant or independent contractor of the Company or any of its affiliates to change or terminate his or her relationship with the Company or any of its affiliates for the purpose of providing services or products competitive with those offered by the Company or any of its affiliates, unless in each case, more than six months shall have elapsed between the last day of such person’s employment or service with the Company or any of its affiliates and the first date of such solicitation or hiring.

(b)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee shall not, either directly or indirectly:

(i)    solicit or do business with, or attempt to solicit or do business with, any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination for the purpose of providing such customer with services or products competitive with those offered by the Company or any of its affiliates during the Grantee’s employment with the Company or its affiliates, or

(ii)    encourage any customer with whom the Grantee had material contact, or about whom the Grantee received Confidential Information within 12 months prior to the Grantee’s date of termination to reduce the level or amount of business such customer conducts with the Company or any of its affiliates.

Non-Competition

(a)    The Grantee covenants and agrees that during the Grantee’s employment with the Company and its affiliates and during the Restricted Period, the Grantee will not, without the Company’s express written consent,
A-1

Exhibit 10.78

Ingevity Corporation
Incentive Compensation Awards (for 2025)
Executive Team
(Service-Based Cash)
in any geographic area in which the Grantee had responsibility within the last two years prior to the Grantee’s termination of employment where the Company or its affiliates do business, in the same or similar capacity to the services the Grantee performed for the Company;

(i)    own, maintain, finance, operate, invest or engage in any business that competes with the businesses of the Company and its affiliates in which the Grantee was materially involved during the two years prior to the Grantee’s termination; or

(ii)    provide services, as an employee, consultant, independent contractor, agent or otherwise, to any business that competes with the Company and its affiliates in businesses in which the Grantee was materially involved during the two years prior to the Grantee’s termination.

(b)    Notwithstanding the foregoing, the Grantee may invest in or have an interest in entities traded on any public market, provided that such interest does not exceed five percent of the voting control of such entity.

Other Acknowledgements and Agreements

(a)    The Grantee acknowledges and agrees that in the event the Grantee breaches any of the covenants or agreements contained in this Exhibit A:

(i)    The Grantee shall forfeit the outstanding RSUs (including any RSUs that have vested but not yet been settled), and the outstanding RSUs shall immediately terminate, and

(ii)    The Company may in its discretion require the Grantee to return to the Company any cash or shares of Common Stock received upon distribution of the RSUs. The Committee shall exercise the right of recoupment provided in this section (b) within one year after the Company’s discovery of the Grantee’s breach of the covenants or agreements contained in this Exhibit A. In addition, in the event of a breach or threatened breach of the restrictions in this Exhibit A, the Company shall be entitled to preliminary and permanent injunctive relief, in addition to any other remedies available to it, to prevent such breach or threatened breach.

(b)    If any portion of the covenants or agreements contained in this Exhibit A, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Exhibit A is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Exhibit A shall survive the termination of the RSUs.
A-2